EXHIBIT 5.1

            Please Reply to New York City

                                                                                                                                                Joseph Sierchio

                                                                                                                                        Telephone: (212) 246-3030

                                                                                                                                           E-mail: jsierchio@sggllp.com

February 26, 2010

Board of Directors

New Energy Technologies, Inc.

3905 National Drive

Suite 110

Burtonsville, Maryland 20866

Re:      Registration Statement on Form S-1 (File No. 333-162417) (the “Registration Statement”)

                Resale of up to 10,050,000 shares by the Selling Stockholders

Gentlemen:

            We have acted as counsel to New Energy Technologies, Inc., a Nevada corporation (the “Company”) in connection with its Registration Statement on Form S-1, relating to the proposed resale by the Selling Stockholders named in the Registration Statement of up to 10,050,000  shares comprised of 9,700,000 Shares (the “ Outstanding Shares”)  that were purchased by the Selling Stockholders in transactions with us pursuant to exemptions from the registration requirements of the Securities Act of 1933 as amended (the “ Securities Act ”) and 350,000 Shares of common stock which may be issued upon exercise of outstanding options at prices ranging from $0.44 to $1.66 per Share (the “ Option Shares ”).

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, and Registration Statement and related prospectus originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In addition, we have assumed and have not independently verified the accuracy as to factual matters of each document we have reviewed.

            For purposes of rendering this opinion, we have examined originals or copies of such documents and records as we have deemed appropriate. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. It is understood that this opinion is to be used only in connection with the filing of the Registration Statement. We are opining only on the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

            Based on the foregoing, and the matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that (i)  the Outstanding Shares are validly issued, fully paid, and non-assessable and (ii) the Option Shares, when issued, delivered and paid for, all as described in the Registration Statement, as amended,, will be legally issued, fully paid and non-assessable.

We are furnishing this opinion to the Company solely in connection with the Registration Statement. This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” and elsewhere in the Registration Statement and related prospectus of the Company, including documents incorporated by reference.

            This opinion supersedes our opinion to you dated January 28, 2010 regarding the subject matter hereof.

Very truly yours,

Sierchio & Company, LLP

By:   /s/ Joseph Sierchio

            Joseph Sierchio